 Exhibit 10.2

Execution copy

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into effective as of May 6, 2015 by and between ROWL, INC., a Nevada corporation (including its subsidiaries, "Company") and FARID TANNOUS ("Consultant").

WHEREAS, Consultant has been a full-time employee of Company through the date hereof;

WHEREAS, Company and Consulting are concurrently entering into a Separation Agreement (the “Separation Agreement”) and it is condition to Company’s entering into the Separation Agreement that the parties enter into this Agreement, and the parties desires to satisfy such condition;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

1.   Consulting Services.

(A)      Subject to the terms hereof, Consultant agrees that if requested by Company from time to time, Consultant will make himself available to consult to Company as reasonably requested by the Company during the term of this Agreement regarding the Company’s business and strategic matters (including without limitation assistance in connection with preparation of SEC filings, preparation of capitalization tables and shareholder reconciliations, identification of shareholders resulting from a prior spin-off transaction, etc.) (collectively, the “Consulting Services”). Such Consulting Services will be rendered telephonically (unless the parties mutually agree otherwise) at such times as the Company requests.

(B)      In consideration of Consultant providing the Consulting Services, the Company shall pay Consultant ten thousand dollars ($10,000) per month (the “Consulting Fee”) for a total of six (6) monthly payments. The first thousand dollar ($10,000) Consulting Fee shall be payable beginning on the one (1) month anniversary of the “Effective Date” (as defined in Section 6 below).

(C)      In consideration of Consultant providing the Consulting Services, during the Term Company shall: (i) pay the five hundred dollars ($500) monthly rent on the Company’s Palos Verdes office (through no later than February 28, 2016) and allow Consultant to use such premises; and (ii) allow Consultant’s two cell phones and MIFI to remain on Company’s Verizon account.

2.    Confidentiality. All Company requests for Consulting Services, all information disclosed by Company to Consultant in connection with such requested consulting services and any and all results of the Consulting Services, shall be treated as strictly confidential by Consultant (and shall not be directly or indirectly disclosed by Consultant to any person, firm or entity at any time during or after the Term). This provision shall survive any termination or expiration of this Agreement in perpetuity.

3.    Relationship of Parties.

(A)      In performing services pursuant to this Agreement, Consultant shall act as an independent contractor, and provide the Services on an independent contractor basis. Consultant agrees and recognizes that Consultant is not, and is not to be deemed, an employee, agent, joint venturer or partner of Company, and shall not be an agent or employee of Company or entitled to participate in any benefits that Company provides for its employees. Consultant shall not have any right or authority to assume or create any obligation or responsibility on behalf of or in the name of Company.

(B)      Consultant agrees that Company will not pay or withhold from the compensation paid to Consultant pursuant to Section 1 of this Agreement any sums customarily paid or withheld for or on behalf of Company employees for income tax, unemployment insurance, social security, workers’ compensation or any other withholding tax, insurance, or payment pursuant to any law or governmental requirement. Consultant hereby accepts full and sole responsibility for the payment of any and all contributions and taxes imposed by the provisions of the Internal Revenue Code, Federal Social Security Act, the California Revenue and Taxation Code and the California Unemployment Insurance Law and/or any contributions, taxes or penalties for unemployment insurance or old age retirement benefits, pensions or annuities, now or hereafter imposed by the government of the United States and/or the government of any state which are measured by the wages, salaries or other remuneration paid to Consultant. Consultant agrees to hold Company harmless against, and defend and indemnify Company from, any and all claims that may be made against Company because of Consultant’s failure to pay any taxes, contributions or penalties.

4.   Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party; and, any attempted assignment by a party without such written consent of the other party shall be void and of no effect.

5.   Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with the substantive laws of the State of California applicable to agreements made and to be performed wholly within such jurisdiction, notwithstanding any choice of law principles, statutes or rules to the contrary. To the maximum extent permitted by law, the parties agree that: (1) all actions or proceedings arising in connection with this Agreement shall be heard only in the state and federal courts located in the City of Los Angeles, State of California (and such courts shall have in personam jurisdiction and venue over such party for the purpose of litigating any such dispute); (2) Consultant waives any right it may have to assert the doctrine of forum non conveniens or otherwise object to venue; and (3) service of process sufficient for personal jurisdiction against a party to this Agreement may be made by registered or certified mail, return receipt requested, addressed to such party at its executive office. The non-prevailing party in any action shall reimburse to the prevailing party all of the prevailing party’s costs and expenses incurred in connection with such dispute (including, without limitation, reasonable attorneys’ fees and expenses and expert witness fees and expenses).

6.    Term and Termination. This Agreement shall be effective as of the “Effective Date” as defined in the Separation Agreement, and shall expire on the six (6) month anniversary of such date unless terminated prior to such time pursuant to provisions of this Agreement (the “Term”). Notwithstanding anything to the contrary in this Agreement, in the event that the Effective Date has not occurred on the eighth (8th) date following the date of this Agreement, then and in such event this Agreement shall be void and of no force or effect. In the event either party breaches this Agreement, the other party may terminate this Agreement upon ten (10) days written notice unless the other party cures such breach during such ten (10) day period. Additionally, in the event that Consultant breaches the Separation Agreement, the Company may terminate this Agreement by written notice to Consultant.

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7.    Miscellaneous. This Agreement (or any provision hereof) may be waived, amended or modified only by an instrument in writing signed by the party against which such waiver, amendment or modification is sought to be enforced, specifying any such waiver, amendment or modification. Any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement are held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law. This Agreement and the Separation Agreement (and its Exhibits and the surviving provisions of the “Employment Agreement” referred to in the Separation Agreement) the constitutes the entire agreement and understanding and supersedes and replaces all previous agreements and understandings between the parties relative to the rendering of consulting services by Consultant for Company (provided that Consultant shall continue to be bound by any and all confidentiality and inventions agreements entered with or in favor of Company). This Agreement may be executed in counterparts (all of which will constitute one and the same instrument) and delivered via fax or e-mail.

IN WITNESS WHEREOF, Consultant and Company have signed this Agreement as of the Effective Date.

ROWL, INC.		CONSULTANT:

By:	/s/ BILL GLASER	/s/ Farid Tannous
	BILL GLASER, President	FARID TANNOUS

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